Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 28, 2024 by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), CITIZENS BANK, N.A., in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of December 22, 2020 (as in effect on the date hereof immediately before giving effect to this Amendment, the “Existing Credit Agreement”, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Lenders have agreed to such amendments, subject to the terms and conditions hereof; and

WHEREAS, each Loan Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Existing Credit Agreement and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and other valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings assigned to them in the Credit Agreement.

Section 2. Amendment. Subject to the satisfaction of the conditions set forth herein, effective as of the Third Amendment Effective Date (as defined below):

(a)                the definition of “Consolidated EBITDA” is hereby amended to delete the definition in its entirety and replace the following new definition in lieu thereof:

““Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period:

(a)                increased (without duplication) by the following, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income for such Person for such period:

(i)               federal, state, local and foreign income or franchise taxes of such Person and its Subsidiaries paid or payable in cash during such period; plus

(ii)               Consolidated Interest Expense of such Person and its Subsidiaries to the extent paid or payable in cash or otherwise; plus

(iii)             Consolidated Depreciation and Amortization Expense of such Person and its Subsidiaries; plus

(iv)              non-cash losses and non-cash charges (excluding any non-cash charges that constitute an accrual of or a reserve for future cash charges or are reasonably likely to result in a cash outlay in a future period); plus

(v)                in the case of the Borrower, reasonable and customary one-time, non-recurring fees, expenses and costs relating to the Transactions incurred within six months of the Closing Date; plus

(vi)              without duplication of any addbacks provided in the definition of Pro Forma Basis, to the extent not already reflected pursuant to another provision of this subsection (a), non-recurring losses, non-recurring charges or non-recurring expenses, including integration costs incurred in connection with Permitted Acquisitions and the Transactions after the Closing Date, restructuring charges, retention charges, recruiting, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs, consulting fees and any one time expense relating to enhanced accounting function, or any other costs incurred in connection with any of the foregoing, in each case, reasonably acceptable to the Administrative Agent, provided that the amount of this clause (vi) shall not exceed in any period 10% of Consolidated EBITDA determined before giving effect to this clause (vi); provided, further, that the amount of this clause (vi) may exceed the 10% threshold for the twelve-month period ending (A) September 30, 2022 so long as such amount does not exceed $4,600,000, (B) December 31, 2022 so long as such amount does not exceed $4,750,000, (C) March 31, 2023 so long as such amount does not exceed $3,500,000, (D) June 30, 2023 so long as such amount does not exceed $2,750,000, (E) September 30, 2023 so long as such amount does not exceed $2,500,000, and (F) December 31, 2023 so long as such amount does not exceed $2,250,000; provided, further, that the amount of this clause (vi) may exceed the 10% threshold for (I) the commission fee relating to the Employee Retention Credit in an amount equal to or around $1,000,000 expected to be paid on or before December 31, 2024 and (II) reserves and expenses related to finalizing an escheatment audit with the State of Delaware in a total amount equal to or around $600,000 expected to be paid during the second quarter of 2024; plus

(vii)            without duplication of any addbacks provided in the definition of Pro Forma Basis, losses, charges and expenses attributed to asset Dispositions (including Dispositions pursuant to Sale and Leaseback transactions) or the sale or other Disposition of any Equity Interests of any Person other than in the ordinary course of business or the Disposition of any securities or the extinguishment of any Indebtedness; plus

(viii)          any net realized or unrealized loss during such period resulting from currency transaction or translation losses, including those related to currency remeasurements of indebtedness (including any losses resulting from swaps and intercompany indebtedness); plus

(ix)              any non-cash impairment losses resulting from any reappraisal, revaluation or write-up or write-down of assets; plus

(x)               any unrealized hedging losses pursuant to hedging agreements; plus

(xi)              any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts receivable and inventory); plus

(xii)            one-time non-recurring costs associated with the settlement of the Biostage Litigation; plus

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(xiii)          non-cash inventory write-downs with respect to the CHIPs Program in an amount not to exceed (a) $1,300,000 for the fiscal quarter ending September 30, 2022 and (b) $400,000 for the fiscal quarter ending December 31, 2022; and

(b)                decreased (without duplication) by the following, in each case, to the extent taken into account (or added back) in computing Consolidated Net Income for such Person for such period:

(i)               interest income to the extent received in cash or otherwise during such period; plus

(ii)              any gain realized in connection with the sale or Disposition of assets (including Dispositions pursuant to Sale and Leaseback transactions) other than in the ordinary course of business or the Disposition of any securities or the extinguishment of any Indebtedness; plus

(iii)             any gain realized in connection with the Employee Retention Credit received in the Fiscal Year ending on or before December 31, 2024.

For purposes of determining the Consolidated Net Leverage Ratio, (a) there shall be included in determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, without duplication, (i) the Acquired EBITDA of any Acquired Entity or Business on a Pro Forma Basis and (b) there shall be excluded in determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Disposed EBITDA of any Sold Entity or Business on a Pro Forma Basis. Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $5,865,812, $903,374, $4,562,934 and $3,984,713 for the fiscal quarters ended December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020, respectively.”

Section 3. Conditions to Effectiveness. This Amendment shall be effective as of the date of the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent (such date, the “Third Amendment Effective Date”):

(a)                This Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders.

The parties acknowledge that there are no fees, expenses or disbursements required to be paid in connection with this Amendment (other than reimbursable Attorney Costs as provided in Section 10.3 of the Credit Agreement).

Section 4. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a)                The Borrower has all requisite power and authority to execute, deliver and perform this Amendment and all documents and instruments delivered in connection herewith, the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith, and this Amendment has been duly executed and delivered on behalf of the Borrower.

(b)                This Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(c)                Each of the representations and warranties by the Loan Parties in the Loan Documents to which they are party is true and correct in all material respects (or, if qualified as to materiality or as to a Material Adverse Effect, in all respects) as of the date hereof (or, to the extent any such representation or warranty refers specifically to an earlier date, as of such earlier date) and before and after giving effect to this Amendment.

Section 5. Effect of this Amendment.

(a)                Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Existing Credit Agreement and the other Loan Documents, all rights of the Lender and all of the Obligations shall remain in full force and effect. The Borrower hereby confirms that the Loan Documents previously executed by the Loan Parties are in full force and effect and that the Loan Parties have no right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Obligations or any such Loan Document.

(b)                The execution, delivery and effectiveness of this Amendment shall not directly or indirectly constitute (i) a novation of any of the Obligations under the Existing Credit Agreement, the Credit Agreement or the other Loan Documents or (ii) constitute a course of dealing or, except as expressly amended hereby, other basis for altering any Obligations or any other contract or instrument (including, without limitation, the Existing Credit Agreement, the Credit Agreement and the other Loan Documents).

(c)                From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith. This Amendment is a Loan Document.

Section 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary.

Section 7. Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Loan Party (a) acknowledges and agrees, as of the effectiveness of this Amendment, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment.

Section 8. No Actions, Claims, Etc.. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender, any participant, or any of their respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

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Section 9. Governing Law; Jurisdiction; Service of Process.

(a)                This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower: HARVARD BIOSCIENCE, INC.
By: /s/ Jennifer Cote
Name: Jennifer Cote Title: CFO and Treasurer

CITIZENS BANK, N.A., as the Administrative Agent

By:   /s/ Brendan Howard

Name: Brendan Howard

Title: Director

Consented and agreed to:

CITIZENS BANK, N.A., as a Lender

By:   /s/ Brendan Howard

Name: Brendan Howard

Title Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:   /s/ Brandon Moss

Name: Brandon Moss

Title: Vice President

SILICON VALLEY BANK, as a Lender

By:   /s/ Justin Roberts

Name: Justin Roberts

Title Director